As filed with the Securities and Exchange Commission on October 22, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CENTURY ALUMINUM COMPANY

(Exact name of registrant as specified in its charter)

Delaware	13-3070826
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
Century Aluminum Company Building A, Suite 200 2511 Garden Road Monterey, California (831) 642-9300	93940
(Address of Principal Executive Offices)	(Zip Code)

CENTURY ALUMINUM COMPANY AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN
(Full title of the plan)

William J. Leatherberry, Esq. Senior Vice President and General Counsel Century Aluminum Company 2511 Garden Road Building A, Suite 200 Monterey, California 93940 (831) 642-9300	Copy to: Rodney R. Peck, Esq. Pillsbury Winthrop Shaw Pittman LLP P.O. Box 7880 San Francisco, CA 94120 Telephone: (415) 983-1000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of "large accelerated filer." "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.01 per shares	5,000,000	$10.64 (2)	$53,200,000 (2)	$2,968.56 (3)

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices as reported on the Nasdaq Global Select Market on October 16, 2009.

(3)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933.

_________________

 The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

Explanatory Note

This Registration Statement on Form S-8 is filed by Century Aluminum Company (the “Registrant”) for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same employee benefit plan is effective.  This Registration Statement on Form S-8 relates to 5,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Century Aluminum Company Amended and Restated 1996 Stock Incentive Plan (the “Plan”).  Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the Registration Statement on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on November 6, 1996 (File No. 333-15689), the Registration Statement on Form S-8 previously filed by the Registrant with the SEC on July 28, 2000 (File No. 333-42534), the Registration Statement on Form S-8 previously filed by the Registrant with the SEC on July 26, 2001 (File No. 333-65924), and the Registration Statement on Form S-8 previously filed by the Registrant with the SEC on November 15, 2005 (File No. 333-129698) in connection with the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                      Exhibits

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney

_____________________________

*      The Registrant undertakes that it has submitted or will submit the Plan and any amendment potentially affecting the qualification thereof to the Internal Revenue Service (the “IRS”) for a determination on its tax-qualified status in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on October 22, 2009.

CENTURY ALUMINUM COMPANY
By:	/s/ William J. Leatherberry
William J. Leatherberry Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 22, 2009.

/s/Logan W. Kruger	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/Michael A. Bless	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/Steve Schneider	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

*	Chairman of the Board and Director
John P. O’Brien
*	Director
John C. Fontaine
*	Director
Jack E. Thompson
*	Director
Peter C. Jones
*	Director
Robert E. Fishman, PhD
*	Director
Willy R. Strothotte
*	Director
Jarl Berntzen
*	Director
Catherine Z. Manning

* By:	/s/ William J. Leatherberry	Attorney-in-fact

INDEX TO EXHBIITS

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney

_____________________________

*      The Registrant undertakes that it has submitted or will submit the Plan and any amendment potentially affecting the qualification thereof to the Internal Revenue Service (the “IRS”) for a determination on its tax-qualified status in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.